Exhibit k.11

AMENDMENT TO THE

CONTRIBUTION AND EXCHANGE AGREEMENT

DATED AS OF FEBRUARY __, 2007

AMONG

GSC INVESTMENT LLC,

GSC CDO III L.L.C.,

GSCP (NJ), L.P.,

AND

THE OTHER INVESTORS PARTY HERETO

     This AMENDMENT TO THE CONTRIBUTION AND EXCHANGE AGREEMENT (the “Amendment”) dated as of February __, 2007 by and among GSC Investments LLC, a Maryland limited liability company (“Newco”), GSC CDO III, L.L.C., a Delaware limited liability company (the “Class A Investor”) and the persons identified below (collectively, the “Class B Investors,” together with the Class A Investor, the “Investors”) and GSCP (NJ), L.P., a Delaware limited partnership (the “Manager,” together with Newco and the Investors, the “Parties”).

     WHEREAS the Parties entered into the Contribution and Exchange Agreement dated October 17, 2007 (the “Agreement”) with respect to the contribution (i) of certain general partner and limited partner interests in GSC Partners CDO GP III, L.P., a Cayman Islands exempted limited partnership ( “CDO III GP”), by the Investors and the Manager, and (ii) of the rights and obligations of the Manager under the Collateral Management Agreement dated as of November 5, 2001 (the “Collateral Management Agreement”) in exchange for common shares of Newco (“Common Shares”);

     WHEREAS CDO III GP is the general partner of GSC Partners CDO Investors III, L.P., a Cayman Island exempted limited partnership, which owns all of the outstanding Subordinated Notes of GSC Partners CDO Fund III, Limited, a Cayman Islands company (“CDO Fund III”); and

     WHEREAS the Parties wish to amend the Agreement in accordance with Section 5.01 of the Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

     Section 1.01. Purchase of Role as Collateral Manager. In lieu of Newco’s obligation to deliver Common Shares to the Manager in consideration of the Manager’s assignment of the Collateral Management Agreement to Newco pursuant to and in accordance with Section 1.01(b) of the Agreement, Newco shall, subject to the following terms and conditions, pay to the Manager cash consideration in the amount equal to the fair value of the role as collateral manager of CDO Fund III. The fair value of the role as collateral manager of CDO Fund III shall be calculated by a majority of Newco’s independent directors acting in good faith by reference to the aggregate value of the management fees that would be payable to Newco under the Collateral Management Agreement from the date of the assignment through the date of maturity of the financing entered into by CDO Fund III. The cash payable by Newco to the Manager pursuant to the immediately preceding sentence shall be delivered on such date as may be agreed between Newco and the Manager.

     Section 1.02. Governing Law. This Amendment is made and shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GSC INVESTMENT LLC

By:

	Name:	Richard T. Allorto
	Title:	Chief Financial Officer

GSC CDO III L.L.C.

By:	GSCP (NJ) Holdings, L.P. as its sole
member

By:	GSCP (NJ), Inc., as its General
Partner

By:

	Name:	David L. Goret
	Title:	Managing Director and
Secretary

GSCP (NJ), L.P.

By:	GSCP (NJ), Inc., as its General
Partner

By:

	Name:	David L. Goret
	Title:	Managing Director and
Secretary

Class B Investors:

Thomas J. Libassi

Richard M. Hayden

Thomas V. Inglesby

Robert A. Hamwee

Keith W. Abell

HANNA FRANK INVESTMENTS LLC

By:

	Name:	Peter Frank
	Title:	Managing Member

GREENWICH STREET CAPITAL
PARTNERS II, L.P.

By:	Greenwich Street Investments II,
L.L.C., as its General Partner

By:

	Name:	Thomas V. Inglesby
	Title:	Managing Member